Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael LaBelle

Senior Vice President,

Chief Financial Officer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

SECOND QUARTER 2015 RESULTS

Reports diluted FFO per share of $1.36 Reports diluted EPS of $0.52

BOSTON, MA, July 29, 2015 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2015.

Funds from Operations (FFO) for the quarter ended June 30, 2015 were $208.7 million, or $1.36 per share basic and $1.36 per share diluted. This compares to FFO for the quarter ended June 30, 2014 of $207.0 million, or $1.35 per share basic and $1.35 per share diluted. The weighted average number of basic and diluted shares outstanding totaled approximately 153,450,000 and 153,815,000, respectively, for the quarter ended June 30, 2015 and 153,078,000 and 153,623,000, respectively, for the quarter ended June 30, 2014.

The Company’s reported FFO of $1.36 per share diluted was greater than the guidance previously provided of $1.32-$1.34 per share diluted primarily due to better than expected portfolio operations of $0.02 per share and lease termination income of $0.01 per share.

Net income available to common shareholders was $79.5 million for the quarter ended June 30, 2015, compared to $76.5 million for the quarter ended June 30, 2014. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2015 was $0.52 basic and $0.52 on a diluted basis. This compares to EPS for the quarter ended June 30, 2014 of $0.50 basic and $0.50 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final unaudited information for the quarter ended June 30, 2015. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2015, the Company’s portfolio consisted of 170 properties aggregating approximately 46.3 million square feet, including 13 properties under construction/redevelopment totaling 4.2 million square feet. In addition, the Company has structured parking for vehicles containing approximately 14.7 million square feet. The overall percentage of leased space for the 154 properties in service (excluding the Company’s two residential properties and hotel) as of June 30, 2015 was 91.1%.

Significant events during the second quarter included:

•	During the three months ended June 30, 2015, the Company entered into forward-starting interest rate swap contracts which fix the ten-year swap rate on notional amounts aggregating $75.0 million. The Company has now entered into forward-starting interest rate swap contracts which fix the ten-year swap rate at a weighted-average rate of approximately 2.458% per annum on notional amounts aggregating $325.0 million. The interest rate swap contracts were entered into in advance of a financing with a target commencement date in September 2016 and maturity in September 2026.

In addition, the Company’s 767 Fifth Partners LLC consolidated entity (the entity in which the Company has a 60% interest and that owns the General Motors Building at 767 Fifth Avenue in New York City) entered into forward-starting interest rate swap contracts, including contracts entered into subsequent to June 30, 2015, which fix the ten-year swap rate at a weighted-average rate of approximately 2.809% per annum on notional amounts aggregating $225.0 million. These interest rate swap contracts were entered into in advance of a financing with a target commencement date in June 2017 and maturity in June 2027.

•	On May 1, 2015, the Company commenced the redevelopment of Reservoir Place North, a Class A office project with approximately 73,000 net rentable square feet located in Waltham, Massachusetts.

•	On May 8, 2015, the Company entered into a joint venture with an affiliate of 1265 Main Street LLC to redevelop an existing building into a Class A office building totaling approximately 115,000 net rentable square feet at 1265 Main Street in Waltham, Massachusetts. The joint venture partner contributed real estate and improvements, with an aggregate fair value of approximately $9.4 million, for its initial 50% interest in the joint venture. For its initial 50% interest, the Company will contribute cash totaling approximately $9.4 million as the joint venture incurs costs. The joint venture has entered into a fifteen-year lease with a tenant to occupy 100% of the building.

•	On June 25, 2015, the Company’s Operating Partnership redeemed the remaining 12,667 Series Four Preferred Units for cash totaling approximately $0.6 million.

•	On June 26, 2015, the Company entered into a joint venture with Rudin Development to develop Dock72, an office building totaling approximately 670,000 net rentable square feet located at the Brooklyn Navy Yard in Brooklyn, New York. Each partner contributed cash totaling approximately $9.1 million for their initial 50% interest in the joint venture. The joint venture entered into a 96-year ground lease with the Brooklyn Navy Yard Development Corporation, comprised of an initial term of 49 years, which may be extended by the joint venture to 2111, subject to certain conditions. The joint venture also entered into a 20-year lease with WeWork to occupy approximately 222,000 net rentable square feet at the building and be a co-developer of the project.

Transactions completed subsequent to June 30, 2015:

•	On July 29, 2015, a consolidated entity in which the Company has a 50% interest executed a binding agreement for the sale of 505 9th Street, N.W. located in Washington, DC, for approximately $318.0 million, including the assumption by the buyer of approximately $117.0 million of mortgage indebtedness. 505 9th Street, N.W. is an approximately 322,000 net rentable square foot Class A office building. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurance that the sale will be consummated on the terms currently contemplated or at all, it is expected to close by the end of the third quarter of 2015.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2015 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has updated its guidance for FFO per share (diluted) for full year 2015 to $5.37 – $5.45 per share from $5.35 – $5.45 per share. The updated guidance reflects, when compared to the Company’s prior guidance, an increase from the second quarter 2015 results of $0.03 per share offset by an increase in projected operating expenses for the remainder of 2015 of $0.01 per share and a decrease in FFO of $0.01 per share from the projected sale of 505 9th Street in Washington, DC.

	Third Quarter 2015			Full Year 2015
	Low	-	High	Low	-	High

Projected EPS (diluted)	$1.13	-	$1.15	$3.13	-	$3.21
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.82	-	0.82	3.41	-	3.41
Less:
Projected Company Share of Gains on Sales of Real Estate	0.61	-	0.61	1.17	-	1.17

Projected FFO per Share (diluted)	$1.34	-	$1.36	$5.37	-	$5.45

Boston Properties will host a conference call on Thursday, July 30, 2015 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2015 results, the 2015 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (281) 913-8731 (International) and entering the passcode 56899689. A replay of the conference call will be available through August 13, 2015, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 56899689. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2015 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, two residential properties and five retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four markets – Boston, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2015, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$18,207,934	$18,231,978
Construction in progress	880,996	736,311
Land held for future development	277,327	268,114
Less: accumulated depreciation	(3,753,926)	(3,547,659)

Total real estate	15,612,331	15,688,744

Cash and cash equivalents	1,342,751	1,763,079
Cash held in escrows	252,558	487,321
Investments in securities	20,953	19,459
Tenant and other receivables, net of allowance for doubtful accounts of $1,061 and $1,142, respectively	55,183	46,595
Accrued rental income, net of allowance of $1,219 and $1,499, respectively	730,797	691,999
Deferred charges, net	771,419	831,744
Prepaid expenses and other assets	117,993	164,432
Investments in unconsolidated joint ventures	209,974	193,394

Total assets	$19,113,959	$19,886,767

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$4,269,808	$4,309,484
Unsecured senior notes, net of discount	5,288,503	5,287,704
Unsecured exchangeable senior notes, net of discount	—	—
Unsecured line of credit	—	—
Mezzanine notes payable	309,148	309,796
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	231,900	243,263
Dividends and distributions payable	112,892	882,472
Accrued interest payable	178,548	163,532
Other liabilities	448,480	502,255

Total liabilities	11,019,279	11,878,506

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	—	633

Redeemable interest in property partnership	106,233	104,692

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,552,831 and 153,192,845 shares issued and 153,473,931 and 153,113,945 shares outstanding at June 30, 2015 and December 31, 2014, respectively	1,535	1,531
Additional paid-in capital	6,293,556	6,270,257
Dividends in excess of earnings	(711,239)	(762,464)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	1,848	(9,304)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,782,978	5,697,298

Noncontrolling interests:
Common units of the Operating Partnership	614,988	603,171
Property partnerships	1,590,481	1,602,467

Total equity	7,988,447	7,902,936

Total liabilities and equity	$19,113,959	$19,886,767

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$486,609	$463,239	$977,291	$918,257
Recoveries from tenants	86,795	81,382	175,388	163,316
Parking and other	26,552	26,300	51,340	50,633

Total rental revenue	599,956	570,921	1,204,019	1,132,206
Hotel revenue	13,403	12,367	22,488	20,560
Development and management services	4,862	6,506	10,190	11,722

Total revenue	618,221	589,794	1,236,697	1,164,488

Expenses
Operating
Rental	214,464	202,646	435,814	409,034
Hotel	8,495	7,315	16,071	14,112
General and administrative	22,284	23,271	51,075	53,176
Transaction costs	208	661	535	1,098
Depreciation and amortization	167,844	154,628	322,067	308,898

Total expenses	413,295	388,521	825,562	786,318

Operating income	204,926	201,273	411,135	378,170
Other income (expense)
Income from unconsolidated joint ventures	3,078	2,834	17,912	5,650
Interest and other income	1,293	2,109	2,700	3,420
Gains (losses) from investments in securities	(24)	662	369	948
Interest expense	(108,534)	(110,977)	(217,291)	(224,531)

Income before gains on sales of real estate	100,739	95,901	214,825	163,657
Gains on sales of real estate	—	—	95,084	—

Net income	100,739	95,901	309,909	163,657
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(9,264)	(7,553)	(24,472)	(11,907)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(3)	(320)	(6)	(939)
Noncontrolling interest - common units of the Operating Partnership	(9,394)	(8,883)	(29,530)	(15,010)

Net income attributable to Boston Properties, Inc.	82,078	79,145	255,901	135,801
Preferred dividends	(2,618)	(2,618)	(5,207)	(5,207)

Net income attributable to Boston Properties, Inc. common shareholders	$79,460	$76,527	$250,694	$130,594

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.52	$0.50	$1.63	$0.85

Weighted average number of common shares outstanding	153,450	153,078	153,341	153,054

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.52	$0.50	$1.63	$0.85

Weighted average number of common and common equivalent shares outstanding	153,815	153,238	153,845	153,203

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$79,460	$76,527	$250,694	$130,594

Add:
Preferred dividends	2,618	2,618	5,207	5,207
Noncontrolling interest - common units of the Operating Partnership	9,394	8,883	29,530	15,010
Noncontrolling interest - redeemable preferred units of the Operating Partnership	3	320	6	939
Noncontrolling interests in property partnerships	9,264	7,553	24,472	11,907
Less:
Gains on sales of real estate	—	—	95,084	—

Income before gains on sales of real estate	100,739	95,901	214,825	163,657

Add:
Real estate depreciation and amortization (2)	171,384	159,272	320,138	317,786
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	36,699	21,825	73,214	40,848
Noncontrolling interest - redeemable preferred units of the Operating Partnership	3	320	6	939
Preferred dividends	2,618	2,618	5,207	5,207

Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	232,803	230,410	456,536	434,449

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	24,072	23,400	47,423	43,566

Funds from operations attributable to Boston Properties, Inc. common shareholders	$208,731	$207,010	$409,113	$390,883

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.66%	89.84%	89.61%	89.97%

Weighted average shares outstanding - basic	153,450	153,078	153,341	153,054

FFO per share basic	$1.36	$1.35	$2.67	$2.55

Weighted average shares outstanding - diluted	153,815	153,623	153,845	153,831

FFO per share diluted	$1.36	$1.35	$2.66	$2.55

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $167,844, $154,628, $322,067 and $308,898 and our share of unconsolidated joint venture real estate depreciation and amortization of $3,886, $4,986, $(1,246) and $9,570, less corporate-related depreciation and amortization of $346, $342, $683 and $682 for the three and six months ended June 30, 2015 and 2014, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2015	December 31, 2014
Boston	90.6%	91.4%
New York	90.5%	90.9%
San Francisco	89.2%	88.3%
Washington, DC	93.6%	94.8%

Total Portfolio	91.1%	91.7%

	% Leased by Type
	June 30, 2015	December 31, 2014
Class A Office Portfolio	91.4%	91.8%
Office/Technical Portfolio	84.7%	87.7%

Total Portfolio	91.1%	91.7%